UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934

SEMGROUP CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	20-3533152
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Two Warren Place

6120 S. Yale Avenue, Suite 700

Tulsa, OK 74136-4216

(918) 524-8100

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A Common Stock, par value $0.01 per share	New York Stock Exchange or The Nasdaq Stock Market

Warrants to Purchase Common Stock	New York Stock Exchange or The Nasdaq Stock Market

Securities to be registered pursuant to Section 12(g) of the Act: None.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

The sole purpose of this Amendment No. 1 to Form 10 is to file Exhibit 16 to this registration statement, as shown in Item 15 below.

Item 15.	Financial Statements and Exhibits

(a) Financial Statements. The consolidated financial statements and pro forma financial information included in this registration statement are listed on page F-1, which follows the signature page to this registration statement.

(b) Exhibits. The following exhibits are filed as exhibits hereto:

Exhibit Number	Description

2.1*	Fourth Amended Joint Plan of Affiliated Debtors filed with the United States Bankruptcy Court for the District of Delaware on October 27, 2009.

3.1*	Amended and Restated Certificate of Incorporation, dated as of November 30, 2009, of SemGroup Corporation.

3.2*	Amended and Restated Bylaws, dated as of November 30, 2009, of SemGroup Corporation.

4.1*	Form of stock certificate for our Class A Common Stock, par value $0.01 per share.

4.2*	Form of stock certificate for our Class B Common Stock, par value $0.01 per share.

4.3*	Warrant Agreement dated as of November 30, 2009, by and between SemGroup Corporation and Mellon Investor Services, LLC.

4.4*	Form of warrant certificate.

10.1*	Credit Agreement (the “Credit Facility”) dated as of November 30, 2009, by and among SemGroup Corporation, SemCrude, L.P., SemStream, L.P, SemCams ULC, SemCanada Crude Company and SemGas, L.P., as borrowers, and the several revolving lenders from time to time parties thereto, the several credit-linked lenders from time to time parties thereto, BNP Paribas, as Administrative Agent and as Collateral Agent, BNP Paribas Securities Corp., Banc of America Securities LLC and Calyon New York Branch, as Joint Lead Arrangers, Bank of America, N.A., as Syndication Agent, and Calyon New York Branch, as Documentation Agent.

10.2*	First Amendment to the Credit Facility dated as of January 7, 2010.

10.3*	Term Loan Credit Agreement (the “Term Loan Facility”) dated as of November 30, 2009, by and among SemGroup Corporation, as Borrowers’ Agent and a borrower, and SemCrude, L.P., SemStream, L.P, SemCams ULC, SemCanada Crude Company and SemGas, L.P., as borrowers, and the several lenders from time to time parties thereto, and Bank of America, N.A., as Administrative Agent and as Collateral Agent.

10.4*	Credit Agreement (the “SCPL Term Loan Facility”) dated as of November 30, 2009, by and among SemCrude Pipeline, L.L.C., as borrower, the lenders party thereto, General Electric Capital Corporation, as Administrative Agent, and GE Capital Markets, Inc., as Sole Lead Arranger and Bookrunner.

10.5*	Senior Term Facility Agreement (the “SemLogistics Term Loan Facility”) dated as of November 30, 2009, by and among SemLogistics Milford Haven Limited, as borrower, the lenders party thereto, and BNP Paribas, as Mandated Lead Arranger, Facility Agent and Security Agent.

10.6*	SemGroup Corporation Board of Directors Compensation Plan.

10.7*	SemGroup Corporation Nonexecutive Directors’ Compensation Deferral Program.

10.8*	SemGroup Corporation Equity Incentive Plan.

10.9*	SemGroup Corporation Equity Incentive Plan Form of Restricted Stock Award Agreement for Directors.

10.10*	SemGroup Corporation Equity Incentive Plan Form of Restricted Stock Award Agreement for executive officers and employees in the United States.

10.11*	Employment Agreement dated as of November 30, 2009, by and among SemManagement, L.L.C., SemGroup Corporation and Norman J. Szydlowski.

10.12*	Letter Amendment dated March 18, 2010, by and among SemManagement, L.L.C., SemGroup Corporation and Norman J. Szydlowski, amending the Employment Agreement dated as of November 30, 2009.

16**	Letter from PricewaterhouseCoopers LLP dated May 12, 2010.

21*	Subsidiaries of SemGroup Corporation.

*	Previously filed as an exhibit to this registration statement.
**	Filed herewith.

Signatures

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment no. 1 to registration statement on Form 10 to be signed on its behalf by the undersigned, thereunto duly authorized, on May 14, 2010.

SEMGROUP CORPORATION

By:	/S/ NORMAN J. SZYDLOWSKI
Norman J. Szydlowski
President and Chief Executive Officer

Index to Exhibits

Exhibit Number	Description

2.1*	Fourth Amended Joint Plan of Affiliated Debtors filed with the United States Bankruptcy Court for the District of Delaware on October 27, 2009.

3.1*	Amended and Restated Certificate of Incorporation, dated as of November 30, 2009, of SemGroup Corporation.

3.2*	Amended and Restated Bylaws, dated as of November 30, 2009, of SemGroup Corporation.

4.1*	Form of stock certificate for our Class A Common Stock, par value $0.01 per share.

4.2*	Form of stock certificate for our Class B Common Stock, par value $0.01 per share.

4.3*	Warrant Agreement dated as of November 30, 2009, by and between SemGroup Corporation and Mellon Investor Services, LLC.

4.4*	Form of warrant certificate.

10.1*	Credit Agreement (the “Credit Facility”) dated as of November 30, 2009, by and among SemGroup Corporation, SemCrude, L.P., SemStream, L.P, SemCams ULC, SemCanada Crude Company and SemGas, L.P., as borrowers, and the several revolving lenders from time to time parties thereto, the several credit-linked lenders from time to time parties thereto, BNP Paribas, as Administrative Agent and as Collateral Agent, BNP Paribas Securities Corp., Banc of America Securities LLC and Calyon New York Branch, as Joint Lead Arrangers, Bank of America, N.A., as Syndication Agent, and Calyon New York Branch, as Documentation Agent.

10.2*	First Amendment to the Credit Facility dated as of January 7, 2010.

10.3*	Term Loan Credit Agreement (the “Term Loan Facility”) dated as of November 30, 2009, by and among SemGroup Corporation, as Borrowers’ Agent and a borrower, and SemCrude, L.P., SemStream, L.P, SemCams ULC, SemCanada Crude Company and SemGas, L.P., as borrowers, and the several lenders from time to time parties thereto, and Bank of America, N.A., as Administrative Agent and as Collateral Agent.

10.4*	Credit Agreement (the “SCPL Term Loan Facility”) dated as of November 30, 2009, by and among SemCrude Pipeline, L.L.C., as borrower, the lenders party thereto, General Electric Capital Corporation, as Administrative Agent, and GE Capital Markets, Inc., as Sole Lead Arranger and Bookrunner.

10.5*	Senior Term Facility Agreement (the “SemLogistics Term Loan Facility”) dated as of November 30, 2009, by and among SemLogistics Milford Haven Limited, as borrower, the lenders party thereto, and BNP Paribas, as Mandated Lead Arranger, Facility Agent and Security Agent.

10.6*	SemGroup Corporation Board of Directors Compensation Plan.

10.7*	SemGroup Corporation Nonexecutive Directors’ Compensation Deferral Program.

10.8*	SemGroup Corporation Equity Incentive Plan.

10.9*	SemGroup Corporation Equity Incentive Plan Form of Restricted Stock Award Agreement for Directors.

10.10*	SemGroup Corporation Equity Incentive Plan Form of Restricted Stock Award Agreement for executive officers and employees in the United States.

10.11*	Employment Agreement dated as of November 30, 2009, by and among SemManagement, L.L.C., SemGroup Corporation and Norman J. Szydlowski.

10.12*	Letter Amendment dated March 18, 2010, by and among SemManagement, L.L.C., SemGroup Corporation and Norman J. Szydlowski, amending the Employment Agreement dated as of November 30, 2009.

16**	Letter from PricewaterhouseCoopers LLP dated May 12, 2010.

21*	Subsidiaries of SemGroup Corporation.

*	Previously filed as an exhibit to this registration statement.
**	Filed herewith.